Exhibit 2(F)

                         SECURED SUBORDINATED DEBENTURE


         THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION
         THAT SUCH REGISTRATION IS NOT REQUIRED.


No.                                                US $




                        SSGI-UST ACQUISITION CORPORATION

        6% CONVERTIBLE DEBENTURE DUE ON THE 545TH DAY AFTER THE CLOSING
             DATE OF THE MERGER OF SSGI-UST ACQUISITION CORPORATION
                     WITH AND INTO U.S. TECHNOLOGIES, INC.

        WHEREAS, STRATEGIC SOLUTIONS GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware ("SSGI"), proposes to effectuate a merger of its wholly-owned subsidiary, U.S. TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the State of Florida ("UST") with SSGI-UST Acquisition Corporation ("SUAC"), a corporation duly organized and existing under the laws of the State of Florida.

        WHEREAS, pursuant to the terms of the Agreement and Plan of Merger entered into contemporaneously with this Debenture, SUAC shall be merged with and into UST with UST being the surviving corporation (the "Merger") and for which this Debenture constitutes a portion of the merger consideration payable to SSGI.

        NOW, THEREFORE, intending to be legally bound, the parties hereto mutually agree as follows:

        FOR VALUE RECEIVED, SUAC promises to pay to SSGI, its successor or assign, the registered holder hereof (the "Holder"), the principal sum of $927,000.00 (as increased for any funding provided by SSGI to UST after February 6, 1998) due on the earlier of the closing of a public offering of the shares of stock of UST or SUAC or 545th day after the Closing of the Merger (the "Maturity Date") and to pay interest on the principal sum outstanding in arrears upon conversion as provided herein at the rate of 6% per annum accruing from the date of initial issuance. Accrual of interest shall commence on the first business day to occur after the date hereof until payment in full of the principal sum has been made or duly provided for. Subject to the provisions of Section 4 below, the principal of, and interest on, this Debenture are payable at the option of the Holder, in

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shares of common stock, 0.01 par value, of SUAC ("Common Stock"), or in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of SUAC as designated in writing by the Holder from time to time. SUAC will pay the principal of and interest upon this Debenture on the Maturity Date to the Holder addressed to the Holder at the last address appearing on the Debenture Register. The issuance of registered Common Stock or the forwarding of a check, as the Holder shall elect, shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the value of the Common Stock or sum represented by the check. As security for the repayment of the principal of and interest on this Debenture, SUAC hereby grants SSGI a security interest in all of its assets pursuant to a General Security Agreement of even date herewith.

                                 SUBORDINATION

          1.      Subordination  of  Debenture  to  Senior  Indebtedness.   All
                  indebtedness evidenced by this Debenture shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all amounts due under the Senior Indebtedness (as hereinafter defined). For the purposes of this Section, the term "Senior Indebtedness" shall mean all indebtedness and obligations of SUAC under financing leases, conditional sale and other title retention agreements and all obligations issued or assumed as full or partial payment for property, whether or not secured by a purchase money mortgage, whether outstanding on the date hereof or hereafter created or incurred by SUAC or UST, which is not by its terms subordinate and junior to or on a parity with this Debenture. The term "Senior Indebtedness" shall also include any obligation of SUAC to any trade creditor entered into in the ordinary course of business of SUAC or the assignee of any trade creditor provided that such assignment was in the ordinary course of business of SUAC.

          2. Priority of Senior Indebtedness on Distribution of Assets. Upon (a) any payment being required to be made by SUAC under this Debenture upon any declaration of acceleration of the principal amount hereof or (b) any payment or distribution of assets of SUAC of any kind or character, whether in money, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of SUAC, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon, all Senior Indebtedness of SUAC shall first be paid in full, or payment thereof provided for in money, before any payment is made on this Debenture; and upon any such declaration of acceleration or dissolution or winding up or liquidation or reorganization, any distribution of assets of SUAC of any kind or character, whether in money, property or securities, to which the holder - of this Debenture would be entitled except for the provisions hereof shall be paid by SUAC or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holder of this Debenture if received by it directly, to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder), or its representatives, to the extent necessary to pay all such Senior Indebtedness in


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


                  full, in money, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made hereunder to holder of this Debenture.

          3. Treatment of Mistaken Payments and Distributions. If any payment or distribution of assets of SUAC of any kind or character, whether in money, property or securities, not permitted by the foregoing shall be received by the Holder of this Debenture, such payment or distribution shall be held for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness, or their representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued or under which such instruments are pledged or secured, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

          4. Subrogation. Subject to the payment in full of all Senior Indebtedness, the Holder of this Debenture shall be subrogated to the rights of the holders of Senior Indebtedness to receive payment or distributions of assets of SUAC applicable to the Senior Indebtedness until this Debenture shall be paid in full, and no such payment or distribution to the holders of Senior Indebtedness shall, as among SUAC, its creditors other than the holders of Senior Indebtedness, and the Holder of this Debenture, be deemed to be a payment by SUAC to or on account of this Debenture.

          5. Conversion Rights Not Subject to Subordination. Notwithstanding anything to the contrary set forth above, the subordination provisions of this Debenture will have no force and effect and will be deemed null and void upon the conversion or attempted conversion of this Debenture, in whole or in part, by the Holder in accordance with the terms hereof.

         This Debenture is subject to the following additional provisions:

         1. The Debentures are issuable in denominations of One Hundred Thousand Dollars (US$100,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

         2. SUAC shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

         3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. In the event of

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


any proposed transfer of this Debenture, SUAC may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including opinions that the issuance of the Debenture in such other name does not and will not result in a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, SUAC and any agent of SUAC may treat the person in whose name this Debenture is duly registered on SUAC's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither SUAC nor any such agent shall be affected by notice to the contrary.

         4. A. Subject to the other provisions of this Section 4, the Holder of this Debenture is entitled, at its option, to convert at the time of the first public offering of the Common Stock of SUAC subsequent to the date of this Debenture, all or a portion of the then principal amount and accrued interest of this Debenture into shares of Common Stock of SUAC at a conversion price for each share of Common Stock (the "Conversion Price") equal to the public offering price of the Common Stock less twenty (20%) percent. SUAC agrees to notify the Holder hereof prior to the public offering mentioned herein at such time SUAC has signed a letter of intent relating thereto. After notice of SUAC's proposed public offering, SUAC will not without the express written approval of the Holder attempt to repay all or a portion of the principal or interest due hereunder.

         B. Conversion shall be effectuated by surrendering the Debentures to be converted to SUAC with the form of conversion notice attached hereto as Exhibit "A", executed by the Holder of the Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied, if required by SUAC, by proper assignment hereof in blank. Interest accrued or accruing from the date of issuance to the date of conversion shall, at the option of the Holder, be paid in cash or Common Stock (based on the same Conversion Price) upon conversion at the Conversion Date. No fraction of Shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder has delivered this Debenture, with the conversion notice duly executed, to SUAC or, the date set forth in such facsimile delivery of the notice of conversion if the Debenture is received by SUAC within three (3) business days therefrom. Certificates representing Common Stock upon conversion will be delivered within three (3) business days from the close of the public offering date.

         C. The shares of stock of SUAC subject to the conversion rights of Holder herein shall be subject to the Registration Rights Agreement between SUAC and SSGI of even date herewith.

         5. The terms of the Agreement and Plan of Merger, dated March 20 , 1998 (the "Merger Agreement"), is incorporated herein by reference. No provision of this Debenture shall alter or impair the obligation of SUAC, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of SUAC.

         6. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of SUAC or any successor

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


corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         7. If SUAC merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, SUAC and any such successor, purchaser or transferee agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any proposed merger, consolidation or sale or transfer of all or substantially all of the assets of SUAC (a "Sale"), the Holder hereof shall have the right to convert by delivering a Notice of Conversion to SUAC within fifteen (15) days of receipt of notice of such Sale from SUAC. In the event the Holder hereof shall elect not to convert, SUAC may prepay all outstanding principal and accrued interest on this Debenture, less all amounts required by law to be deducted, upon which tender of payment following such notice, the right of conversion shall terminate.

         8. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

         9. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without regard to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Wilmington or the state courts of the State of Delaware sitting in the City of Wilmington in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON COVENIENS, to the bringing of any such proceeding in such jurisdictions.

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



         10. The following shall constitute an "Event of Default":

             a. SUAC shall default in the payment of principal or interest on this Debenture and such default shall remain unremedied for ten (10) business days after SUAC has been notified of the default in writing by a Holder; or

             b. Any of the representations or warranties made by SUAC herein, in the Merger Agreement, or in any certificate or financial or other written statements furnished by SUAC in connection with the execution and delivery of this Debenture or the Merger Agreement shall be false or misleading in any material respect at the time made; or

             c. SUAC fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or the Registration Rights Agreement, or fails to remove any restrictive legend or to cause its Transfer Agent to transfer on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Merger Agreement or the Registration Rights Agreement and any such failure shall continue uncured for five (5) business days after SUAC has been notified of such failure in writing by Holder; or

             d. SUAC shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of SUAC under this Debenture and such failure shall continue uncured for a period of thirty
                      (30) days after written notice from the Holder of such failure; or

             e. SUAC shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

             f. A trustee, liquidator or receiver shall be appointed for SUAC or for a substantial part of its property or business without its consent and shall not be discharged within ninety (90) days after such appointment; or

             g. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of SUAC and shall not be dismissed within ninety (90) days thereafter; or

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


             h. Any unappealable money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Thousand ($200,000) Dollars in the aggregate shall be entered or filed against SUAC or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of ninety (90) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

             i. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against SUAC and, if instituted against SUAC, shall not be dismissed within ninety (90) days after such institution or SUAC shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding;

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

         11. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of SUAC, unless and to the extent converted in accordance with the terms hereof.


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12. Immediately after the Merger, UST shall be replaced for SUAC each and every time the name appears herein and all obligations of SUAC herein shall be deemed assumed by UST and this Form of Debenture shall be replaced by a new Form of Debenture naming UST as the Maker hereunder.

         IN WITNESS WHEREOF, SUAC has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:    4/3/98      , 1998
                                        SSGI-UST ACQUISITION CORPORATION


                                        By: /s/ PETER S. STEELE
                                           ________________________________

                                        Peter S. Steele
                                        ___________________________________
                                        (Print Name)

                                        President
                                        ___________________________________
                                        (Title)


                                        AGREED AND ACCEPTED BY U.S.
                                        TECHNOLOGIES, INC. & PETER S. STEELE,
                                        PRESIDENT OF U.S. TECHNOLOGIES, INC.



                                        /s/ PETER S. STEELE
                                        ___________________________________
                                        Peter S. Steele


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





                                  EXHIBIT "A"


                              NOTICE OF CONVERSION

  (To be Executed by the Registered Holder in order to Convert the Debenture)



         The undersigned hereby irrevocably elects to convert $ ________________ of the principal and interest amount of the above Debenture No. ___ into shares of Common Stock of SSGI-UST ACQUISITION CORPORATION (the "Company") according to the conditions hereof, as of the date written below. In converting the Debenture No. ______________, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not a nominee for any other party, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended.


Date of Conversion*
                   _____________________________________________________________

Applicable Conversion Price
                            ____________________________________________________


Signature
          ______________________________________________________________________
                                    [Name]

Address:
          ______________________________________________________________________


          ______________________________________________________________________





* This original Debenture and Notice of Conversion must be received by SSGI-UST ACQUISITION CORPORATION by the third business date following the Date of Conversion.